Exhibit 10.13

Line of Credit Extension Agreement

No.: Wu Zhong Yin Shou Zi No. 0461175

Party A: Bank of China Suzhou City Wuzhong Branch

Legal representative or person in charge: Liu Li

Residence: No. 110 Dongwu North Road, Suzhou

Method of contact: 65272848

Party B: Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd.

Legal entity business license No.: 011598

Legal representative: Xu Jiading

Residence: Dongwu Industrial Park, Wuzhong Economic Development Zone

Method of contact: 65638146

In order to develop a friendly and mutually beneficial cooperation relationship, Party A and Party B have hereby reached the following agreement through negotiations in accordance with the principle of free will, equality, mutual benefit and integrity.

Provision One        Type and Cash Amount for Line of Credit Extension

Party A agrees to provide Party B with the following lines of credit extension:

(I)	RMB 30 million yuan for short-term loans;

(II)	RMB 10 million yuan for establishment of letter of credit.

Provision Two        Use of the Line of Credit Extension

Within the operating life for the line of credit extension, Party B may use in a revolving way the corresponding line at Party A under the condition that the line of each individual type of credit extension as stipulated in the previous provision is not exceeded.

If Party B must adjust the use of the lines of individual credit extensions as stipulated in the previous provision, a written notice shall be submitted to Party A, and it is subject to Party A to decide whether or not the adjustment shall be made and to take specific procedures to process the business in accordance with its internal requirements.

The line of credit extension as used by the foreign currency business provided by Party A to Party B within the line of credit extension shall be calculated by being converted to RMB first in accordance with the internal conversion rate of Party A on the day when such line of credit extension is used.

Provision Three        Operating Life for the Line of Credit Extension

The operating life for the line of credit extension under this agreement begins from October 20, 2004 and remains effective through October 19, 2005. Before the operating life for the line of credit extension expires, Party A and Party B may extend it in writing through negotiations.

Before the extension goes into effect for the period of credit extension, Party A and Party B shall cooperate with each other and jointly process the issue of post-extension guarantee for the credit extension agreement.

The individual credit extensions as have actually occurred between Party A and Party B in accordance with this agreement shall continue to be implemented according to the relevant individual agreement(s), and shall not be affected due to the expiration of the period of credit extension.

Provision Four        Obligations of Party A

Party A has the following obligations:

(I) When Party A accepts, examines and approves, and processes the various applications from Party B for credit extensions, Party A has the obligation to provide considerate and high-quality services;

(II) Party A shall pay great attention to the monitoring, inquiry and criticism that comes from Party B and will take quick actions so as to process such issues properly.

Provision Five        Obligations of Party B

Party B has the following obligations:

(I) Party B shall use the capital obtained in accordance with this agreement and individual agreement(s) for stipulated purposes, and may not misappropriate such capital;

(II) Party B shall submit its financial statements (including but not limited to annual statement, quarterly statement and monthly statement) and other relevant data to Party A periodically, and shall guarantee their authenticity and validity;

(III) Party B shall issue a notice in a timely way on major events that affects or may affect its business operation or financial status, including but not limited to the major changes of management and calculation procedures, the changes of property right system, and the job changes for senior personnel such as the legal representative and finance chief;

(IV) Party B shall allow Party A to examine and monitor its use of the line of credit extension as well as the relevant production, operation and financial activities and shall cooperate with Party A in such examination and monitoring;

(V) Party B shall implement its obligations for payment or repayment, including:

1. Party B shall repay in entirety the principal, interest and expenses for all the loans and the funds raised through financing in accordance with the time and cash amount as stipulated between the two parties;

2. Party B shall remit the obligation under the letter of credit to the account as specified by Party A in accordance with the time and cash amount as stipulated between the two parties;

3. Party B shall make timely payment for the principal, interest and expenses of the funds under the letter of guarantee in accordance with the conditions as stipulated in the letter of guarantee when Party A exercises its right of recourse;

4. Other payment or repayment obligations in accordance with the stipulations;

(VI) Party B agrees that Party A may, without prior approval from Party B, directly deduct and collect in full amount the payables of Party B under this agreement and individual agreement(s) from the account(s) Party B has opened at Party A and other organizations of Bank of China;

(VII) The currency type as used by Party B in its implementation of payment or repayment obligations shall be the same as the currency that Party A uses for valuation. When Party A deducts fund from the account(s) of Party B in accordance with this agreement and individual agreement(s), if the currency type of the account is different from the currency for valuation, conversion will be based on the exchange rate as announced by Party A.

Provisions Six        Prerequisites for Use of the Line of Credit Extension

When Party B fails to meet any of the following conditions, Party A has the right to refuse its use of the line of credit extension under this agreement:

(I) Party B opens at Party A account(s) that is or are in line with the requirements of Party A;

(II) Party B uses Bank of China for RMB and foreign currency settlement, deposit and other relevant business, and the volume of business meets the requirements of Party A;

(III) Relevant individual agreement(s) already goes or go into effect, and the basic documents as required for processing credit extension are ready;

(IV) The guarantee agreement as the condition for this agreement to be effective already goes into effect;

(V) The situation as described in Provision Eight does not occur;

(VI) The application for credit extension business meets the conformity examination condition of Party A.

Provision Seven        Statement and Promise

Party B presents the following statements:

(I). Party B is a business entity that is established and exists in accordance with the law, possesses all necessary rights and is able to implement the obligations of this agreement under its own name;

(II). The signature and implementation of this agreement are based on the expression of the true meaning of Party B, and have obtained sufficient and legal authorization;

(III). All the documents, financial statements, and other data as provided by Party B to Party A under this agreement are true, complete, accurate and valid;

(IV) Party B does not conceal from Party A any event that may affect its financial status and ability for debt redemption.

Party B presents the following promises:

(I) Party B will allow Party A to examine and monitor its use of the credit extension as well as the relevant production, operation and financial activities and will cooperate with Party A in such examination and monitoring;

(II) If following incidents occur to Party B or its guarantor, Party B shall notify Party A of such in the quickest way and without any hesitation.

1. Major leaders are involved in events of principle and law violations;

2. Events of contract violations occur under this contract and any other contract;

3. Relationship of affiliations has changed, senior management personnel have changed, articles of association have been modified, and internal organizations have been adjusted;

4. Operation has experienced serious difficulties and the financial status has deteriorated;

5. Party B or its guarantor is involved in events such as lawsuit and arbitration;

6. There are major changes to the internal management or financial calculation procedures;

7. Any contract or agreement has been signed that may harm or affect the rights and interests of Party A under this agreement;

8. There are other situations that are sufficient enough to affect the ability of Party B for making repayment or the rights and interests of Party A under this agreement.

(III) Party B shall get approval from Party A first before Party B takes the following actions:

1. Party B reduces the registered capital or is engaged in any form of reorganization or change of modes of business operation such as separation, combination, joint venture and contracting;

2. Party B disposes assets by way of lease, sale, contracting or transfer;

3. Party B provides guarantee for the interest of a third party or assumes any responsibility for the debt of a third party;

4. There are other activities that affect the security for the right of credit of Party A.

(IV) Party B agrees that the issues not described in this agreement shall be processed in accordance with the relevant requirements of Party A.

Provision Eight        Adjustment or Cancellation of the Line of Credit Extension

Within the operating life for the credit extension, if any of the following situations arises, Party A has the right to adjust or cancel at any time the line of credit extension for Party B:

(I) Party B fails to implement its obligations for making payment or repayment in accordance with the stipulations;

(II) Party B will be unable to implement its obligations for making repayment due to the deterioration of its financial status;

(III) The object of pledge in the mortgage contract is lost, damaged or obviously reduced in value so that it is not sufficient to provide guarantee for the cash amount of the line of credit extension;

(IV) Party B violates the statements and promises as presented in Provision Seven;

(V) Party B or its guarantor has any of the following situations:

1.	Events such as dismissal, closedown, cancellation, and bankruptcy have taken place;

2.	Party B or its guarantor is engaged in activities that violate the law;

3.	Events of contract violations have occurred under its other contract(s) with Party A;

4.	Party B or its guarantor is involved in a major lawsuit or arbitration case;

5.	Party B or its guarantor transfers the assets and spirits its money away so as to evade debt payment;

6.	Party B or its guarantor has lost its business reputation;

7.	Members in the board of directors or in the board of supervisors or senior management personnel are involved in major corruption, bribery or illegal operation cases.

Provision Nine        Reservation of Rights

If Party A does not exercise part of the rights under this agreement, or does not ask Party B to implement part of the obligations, the inaction does not constitute a waiver by Party A of such right or an exemption of Party B from such obligation, nor does it constitute a waiver by Party A of other rights in this agreement or an exemption of Party B from other obligations.

Any tolerance, grace or delayed implementation of the rights under this agreement as offered by Party A to Party B does not affect any right as possessed by Party A in accordance with this agreement and the relevant laws and regulations, nor may it be deemed as a waiver of the above rights by Party A.

Provision Ten        Change and Cancellation

With written approval from both Party A and Party B, this agreement may be modified, supplemented or cancelled. Any modification or supplement to this agreement shall constitute an inseparable part of this agreement.

Provision Eleven        Individual Agreements

The individual agreements of this agreement include:

(I) Other written agreement(s) as reached between Party A and Party B for implementation of this agreement;

(II) Applications, promises or guarantees as submitted or provided by Party B to Party A in specific credit extension business with their effectiveness confirmed by Party A.

Individual agreement constitutes a part of this agreement, and has the same force as this agreement. If there is a conflict between an individual agreement and this agreement, the individual agreement shall take control.

Provision Twelve        Validation of Agreement

This agreement will go into effect when the following conditions are met:

(I) Authorized persons for signature have signed on it and marked it with seal.

(II) Relevant guarantee contract(s) has/have gone into effect.

Provision Thirteen        Settlement of Dispute

All the disputes as generated in the implementation of this agreement or as related to this agreement may be negotiated between the two parties for a solution. If negotiations do not work, either party may resort to a solution by way of filing a lawsuit directly at the people’s court where Party A is in accordance with the law.

Provision Fourteen        Other

This agreement has three identical original copies, out of which Party A, Party B and the guarantor hold one copy respectively, and the three copies have the same force.

Party A: Bank of China __________ Branch (Official Seal) (Round seal: Bank of China Suzhou City Wuzhong Branch)	Party B: ___________ Company (Official Seal)

Legal representative or authorized person for signature: [signature:] Xiao Xiaohua Bank of China Wuzhong Branch, October 20, 2004	Legal representative or authorized person for signature: [illegible signature]